EXHIBIT 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

 In connection with the accompanying annual report on Form 10-K of il2m International, Inc. for the year ending May 31, 2014, I, Sarkis Tsaoussianl, Principal Executive Officer and Principal Financial Officer of il2m International, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ending May 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report of Form 10-K for the year ending May 31, 2014, fairly represents in all material respects, the financial condition and results of operations of il2m International, Inc.

Date: September 15, 2014

il2m International, Inc.

By: /s/ Sarkis Tsaoussian
Sarkis Tsaoussianl Chief Executive Officer (Principal Executive and Principal Financial Officer)